EXHIBIT 21.1

Subsidiaries of Signify Health, Inc.

Entity Name	Jurisdiction of Organization
Cure TopCo, LLC	Delaware
Cure Intermediate 1, LLC	Delaware
Cure Intermediate 2, LLC	Delaware
Cure Intermediate 3, LLC	Delaware
Signify Health, Inc.	Delaware
Signify Health, LLC	Delaware
Signify Home & Community Care, LLC	Delaware
Censeo Health LLC	Delaware
TAV Health, LLC	Delaware
Drynachan, LLC (d/b/a Advance Health)	Delaware
SH Rx Holding, LLC	Delaware
SH Rx Distributor, LLC	Delaware
Signify Health IPA, LLC	New York
Remedy Partners, LLC	Delaware
Remedy Holdings, LLC	Delaware
Remedy BPCI Partners, LLC	Delaware
Signify Episode Administrators, LLC	Delaware
PatientBlox, Inc.	Delaware
Signify IPA NY, LLC	New York
Liberty Health, LLC	Delaware
Liberty Health Partners, LLC	Delaware
Signify Ireland Technology Development Limited	Ireland
Carbon Parent Acquisition Corporation	Delaware
Caravan Health, Inc.	Delaware
Caravan Health ACO M-1 LLC	Missouri
Caravan Health ACO 20 LLC	Missouri
Caravan Health ACO 22 LLC	Missouri
Caravan Health ACO 24 LLC	Missouri
Caravan Health ACO 43 LLC	Missouri
Caravan Health ACO 50 LLC	Missouri
Caravan Health ACO 55 LLC	Missouri
Caravan Health ACO 60 LLC	Missouri
Caravan Health ACO 65 LLC	Missouri
Caravan Health ACO 70 LLC	Missouri
Caravan Health ACO 90 LLC	Missouri
Caravan Health ACO 95 LLC	Missouri